Exhibit 10.61

AUTOBYTEL INC. 2010 EQUITY INCENTIVE PLAN

Employee Stock Option Award Agreement

(Non-Qualified Stock Option)

This Employee Stock Option Award Agreement (“Agreement”) is entered into effective as of the Grant Date set forth on the signature page to this Agreement (“Grant Date”) by and between Autobytel Inc., a Delaware corporation (“Company”), and the person set forth as the Participant on the signature page hereto (“Participant”).

This Agreement and the stock options granted hereby are subject to the provisions of the Autobytel Inc. 2010 Equity Incentive Plan (“Plan”).  In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Plan.

    1. Grant of Options.  The Company hereby grants to Participant non-qualified options (“Options”) to purchase the number of shares of common stock of Company, par value $0.001 per share, set forth on the signature page to this Agreement (“Shares”), at the exercise price per Share set forth on the signature page to this Agreement (“Exercise Price”).  The Options are not intended to qualify as an incentive stock option under Section 422 of the Code.

    2. Term of Options.  Unless the Options terminate earlier pursuant to the provisions of this Agreement or the Plan, the Options shall expire on the seventh (7th) anniversary of the Grant Date (“Option Expiration Date”).

    3. Vesting.  This Options shall become vested and exercisable in accordance with the following vesting schedule: (i) thirty-three and one-third percent (33 1/3%) shall vest and become exercisable on the first anniversary after the Grant Date; and (ii) one thirty-sixth (1/36th) shall vest and become exercisable on each successive monthly anniversary thereafter for the following twenty-four (24) months ending on the third anniversary of such vesting commencement date.  No installments of the Options shall vest after Participant's termination of employment for any reason.

    4. Exercise of Options.
       (a)           Manner of Exercise.  To the extent vested, the Options may be exercised, in whole or in part, by delivering written notice to Company in accordance with Section 9(f) in such form as Company may require from time to time, or at the direction of the Company, through the procedures established with the Company’s third party option administration service. Such notice shall specify the number of Shares subject to the Options as to which the Options are being exercised and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan (including same-day sales through a broker), except that payment in whole or in part in a manner set forth in clauses (ii), (iii) or (iv) of Section 5.5(b) of the Plan may only be made with the consent of the Committee.  The Options may be exercised only in multiples of whole Shares and no fractional Shares shall be issued.

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       (b)           Issuance of Shares.  Upon exercise of the Options and payment of the Exercise Price for the Shares as to which the Options are exercised and satisfaction of all applicable tax withholding requirements, Company shall issue to Participant the applicable number of Shares in the form of fully paid and nonassessable Shares.

       (c)           Withholding.  No Shares will be issued on exercise of the Options unless and until Participant pays to Company, or makes satisfactory arrangements with Company for payment of, any federal, state, local or foreign taxes required by law to be withheld in respect of the exercise of the Options.  The Participant hereby agrees that Company may withhold from Participant’s wages or other remuneration the applicable taxes.  At the discretion of Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to Participant on exercise of the Options, up to Participant’s minimum required withholding rate or such other rate determined by the Committee that will not trigger a negative accounting impact.

5. Termination of Options.

       (a)           Termination Upon Expiration of Option Term.  The Options shall terminate and expire in their entirety on the Option Expiration Date. In no case may Participant exercise the Options after the Option Expiration Date.

       (b)           Termination of Employment

(i)           Termination of Employment Other Than Due to Death, Disability or Cause.  Participant may exercise the vested portion of the Options for a period of ninety (90) days following any termination of Participant’s employment with the Company, either by Participant or the Company, other than in the event of a termination of Participant’s employment by the Company for Cause or by reason of Participant’s death or Disability. To the extent Participant is not entitled to exercise the Options at the date of termination of employment, or if Participant does not exercise the Options within the time specified in the Plan or this Agreement for post-termination of employment exercises of the Options, the Options shall terminate. In no event may Participant exercise the Options after the Option Expiration Date.

(ii)           Termination of Employment for Cause.  Upon the termination of Participant’s employment by Company for Cause, unless the Options have earlier terminated, the Options (whether vested or not) shall immediately terminate in their entirety and shall thereafter not be exercisable to any extent whatsoever; provided that the Company, in its discretion, may, by written notice to Participant given as of the date of termination, authorize Participant to exercise any vested portion of the Options for a period of up to thirty (30) days following Participant’s termination of employment for Cause, provided that in no event may Participant exercise the Options after the Option Expiration Date.. For purposes of this Agreement, “Cause” shall mean (1) if a definition of Cause made specifically applicable to option awards held by Participant is provided in a written employment or severance agreement between Participant and Company or a severance plan of Company covering Participant (including a change in control severance agreement or plan) and any such agreement or plan is in effect at the time of the termination of employment, Cause shall be as defined in such other agreement or plan; or (2) if no such other definition of Cause is in effect at the time of termination of employment,  “Cause” shall mean a determination by the Company in its sole discretion, that Participant (i) has breached Participant’s terms of employment with Company; (ii) has failed to comply with Company policies and

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procedures in a material manner; (iii) has engaged in disloyalty to Company, including, without limitation, fraud, embezzlement, theft or dishonesty in the course of Participant’s employment; (iv) has disclosed trade secrets or confidential information of Company to persons not entitled to receive such information; (v) has breached any agreement between Participant and Company; (vi) has engaged in such other behavior detrimental to the interests of Company; (vii) has been convicted of, or pled guilty or nolo contendre to any misdemeanor involving moral turpitude or any felony; (viii) has failed in any material manner to consistently discharge Participant’s employment duties to the Company which failure continues for thirty (30) days following written notice from the Company detailing the area or areas of such failure, other than such failure resulting from Employee’s Disability; (ix) has knowingly engaged in or aided any act or transaction by the Company or a Subsidiary that results in the imposition of criminal, civil or administrative penalties against the Company or any Subsidiary; or (x) has engaged in misconduct during the course of Participant’s employment by the Company or any Subsidiary that results in an accounting restatement by the Company due to material noncompliance with any financial reporting requirement under applicable securities laws, whether such restatement occurs during or after Participant’s employment by the Company or any Subsidiary.

        (iii)           Termination of Participant’s Employment By Reason of Participant’s Death.  In the event Participant’s employment is terminated by reason of Participant’s death, the Options, to the extent vested as of the date of termination, may be exercised at any time within twelve (12) months following the date of termination (but in no event later than the Option Expiration Date) by the Participant’s executor or personal representative or the person to whom the Options shall have been transferred by will or the laws of descent and distribution, but o nly to the extent the Participant could exercise the Options at the date of termination.

(iv)           Termination of Participant’s Employment By Reason of Participant’s Disability.  In the event that Participant ceases to be an Employee by reason of Participant’s Disability, unless the Option has earlier terminated, Participant (or Participant’s attorney in fact, conservator or other representative on behalf of Participant) may, but only within twelve (12) months from the date of such termination of employment (and in no event later than the Option Expiration Date), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination of employment. For purposes of this Agreement, “Disability” shall mean Participant’s becoming "permanently and totally disabled" within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Committee in its discretion.  The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate, and the Committee’s determination as to whether Participant has incurred a Disability shall be final and binding on all parties concerned.

       (c)           Change in Control.  In the event of a Change in Control, the effect of the Change in Control on the Options shall be determined by the applicable provisions of the Plan (including, without limitation, Article 11 of the Plan), provided that (i) to the extent the Options are assumed or substituted by the successor company in connection with the Change in Control (or the Options are continued by the Company if it is the ultimate parent entity after the Change in Control), the Options will vest and become fully exercisable in accordance with clause (i) of Section 11.2(a) of the Plan if within twenty-four (24) months following the date of the Change in Control Participant’s employment is terminated by Company or a Subsidiary (or the successor company or a subsidiary or parent thereof) without Cause, and any vested Options (either vested

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prior to the Change in Control or accelerated by reason of this Section 5(c)) may be exercised for a period of twenty-four (24) months after the date of such termination of employment (but in no event later than the Option Expiration Date; and (ii) any portion of the Options which vest and becomes exercisable pursuant to Section 11.2(b) of the Plan as a result of such Change in Control will (1) vest and become exercisable on the day prior to the date of the Change in Control if Participant is then employed by Company or a Subsidiary and (2) terminate on the date of the Change in Control. For purposes of Section 11(a) of the Plan, the Options shall not be deemed assumed or substituted by a successor company (or continued by the Company if it is the ultimate parent entity after the Change in Control) if the Options are not assumed, substituted or continued with equity securities of the successor company or the Company, as applicable, that are publicly-traded and listed on an exchange in the United States and that have voting, dividend and other rights, preferences and privileges substantially equivalent to the Shares. If the Options are not deemed assumed, substituted or continued for purposes of Section 11.2(a) of the Plan, the Options shall be deemed not assumed, substituted or continued and governed by Section 11.2(b) of the Plan. Notwithstanding the foregoing, if on the date of the Change in Control the Fair Market Value of one Share is less than the Exercise Price per Share, then the Options shall terminate as of the date of the Change in Control except as otherwise determined by the Committee.

(d)           Extension of Exercise Period.  Notwithstanding any provisions of this Section 5, to the contrary, if exercise of the Options following termination of employment or service during the time period set forth in the applicable paragraph or sale during such period of the Shares acquired on exercise would violate any of the provisions of the federal securities laws (or any Company policy related thereto), the time period to exercise the Options shall be extended until the later of (i) forty-five (45) days after the date that the exercise of the Options or sale of the Shares acquired on exercise would not be a violation of the federal securities laws (or a related Company policy), or (ii) the end of the applicable time period based on the applicable reason for the termination of employment as set forth in this Section 5; provided, however, that in no event shall the exercisability of the Options be extended after the Option Expiration Date..

(e)           Other Agreement or Plan.  The provisions of this Section 5 (including the definitions of Cause), shall be superseded by the specific provisions, if any, of a written employment or severance agreement between Participant and Company or a severance plan of Company covering Participant, including a change in control severance agreement or plan, to the extent such a provision provides a greater benefit to Participant.

(f)           Forfeiture upon Engaging in Detrimental Activities. If, at any time within the twelve (12) months after (i) Participant exercises any portion of the Options; or (ii) the effective date of any termination of Participant’s employment by the Company or by Participant for any reason, Participant engages in, or is determined by the Committee in its sole discretion to have engaged in, any (i) material breach of any non-competition, non-solicitation, non-disclosure, or settlement or release covenant or agreement with the Company or any Subsidiary; (ii) activities during the course of Participant’s employment with the Company or any Subsidiary constituting fraud, embezzlement, theft or dishonesty; or (iii) activity that is otherwise in conflict with. or adverse or detrimental to the interests of the Company or any Subsidiary, then (x) the Options shall terminate effective as of the date on which Participant engaged in or engages in that activity or conduct, unless terminated sooner pursuant to the provisions of this Agreement, and (y) the

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amount of any gain realized by Participant from exercising all or a portion of the Options at any time following the date that the Participant engaged in any such activity or conduct, as determined as of the time of exercise, shall be forfeited by the Participant and shall be paid by Participant to Company, and recoverable by the Company, within sixty (60) days following such termination date of the Options.  For purposes of the foregoing, the following will be deemed to be activities in conflict with or adverse or detrimental to the interests of the Company or any Subsidiary: (i) Participant’s conviction of, or pleading guilty or nolo contendre to any misdemeanor involving moral turpitude or any felony, the underlying events of which related to Participant’s employment with the Company; (ii) knowingly engaged or aided in any act or transaction by the Company or a Subsidiary that results in the imposition of criminal, civil or administrative penalties against the Company or any Subsidiary; or (iii) misconduct during the course of Participant’s employment by the Company or any Subsidiary that results in an accounting restatement by the Company due to material noncompliance with any financial reporting requirement under applicable securities laws, whether such restatement occurs during or after Participant’s employment by the Company or any Subsidiary.

(g)           Reservation of Committee Discretion to Accelerate Option Vesting, Extend Option Exercise Window and Estimate Performance Achievement.  The Committee reserves the right, in its sole and absolute discretion, to accelerate the vesting of the Options and to extend the exercise window for Options that have vested (either in accordance with the terms of this Agreement or by discretionary acceleration by the Committee) under circumstances not otherwise covered by the foregoing provisions of this Section 5.  The Committee is under no obligation to exercise any such discretion and may or may not exercise such discretion on a case-by-case basis.

    6. Miscellaneous.

(a)           No Rights of Stockholder.  The Participant shall not have any of the rights of a stockholder with respect to the Shares subject to this Agreement on until such Shares have been issued upon the due exercise of the Options.

(b)           Nontransferability of Option.  The Options shall be nontransferable or assignable except to the extent expressly provided in the Plan.  Notwithstanding the foregoing, Participant may by delivering written notice to Company in a form provided by or otherwise satisfactory to Company, designate a third party who, in the event of Participant’s death, shall thereafter be entitled to exercise the Option.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(c)           Severability.  If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(d)           Governing Law, Jurisdiction and Venue.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware other than its conflict of

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laws principles.  The parties agree that in the event that any suit or proceeding is brought in connection with this Agreement, such suit or proceeding shall be brought in the state or federal courts located in New Castle County, Delaware, and the parties shall submit to the exclusive jurisdiction of such courts and waive any and all jurisdictional, venue and inconvenient forum objections to such courts.

(e)           Headings.  The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(f)           Notices.  All notices required or permitted under this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by registered or certified mail, postage prepaid.  Notice by mail shall be deemed delivered on the date on which it is postmarked.

Notices to the Company should be addressed to:

Autobytel Inc.
18872 MacArthur Blvd., Suite 200
Irvine, CA  92612-1400
Attention:  General Counsel

Notice to Participant should be addressed to Participant at Participant’s address as it appears on the Company’s records.

The Company or Participant may by writing to the other party designate a different address for notices.  If the receiving party consents in advance, notice may be transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.  Such notices shall be deemed delivered when received.

(g)           Agreement Not an Employment Contract.  This Agreement (and the grant of the Option) is not an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on Participant’s part to continue as an employee of the Company or any Subsidiary or on the part of the Company or any Subsidiary to continue Participant’s employment or service as an Employee.

(h)           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement but all of which, taken together, shall constitute one and the same Agreement binding on the parties hereto.  The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

(i)           Entire Agreement; Modification.  This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified except as provided in the Plan or in a written document signed by each of the parties hereto and may be rescinded only by a written agreement signed by both parties.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

Grant Date:
Total Options Awarded:
Exercise Price Per Share:

"Company"	AUTOBYTEL INC., a Delaware corporation

By:
Glenn E. Fuller, Executive Vice President,
Chief Legal and Administrative Officer and Secretary

"Participant"
[Printed Name of Participant]

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